UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2023

Date of Report

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38326	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Adams Drive, Suite 1308

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CWBR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 22, 2023, CohBar, Inc., a Delaware corporation (“CohBar”), Chimera MergeCo, Inc., a Delaware corporation and wholly owned subsidiary of CohBar (“Merger Sub”), and Morphogenesis, Inc., a Delaware corporation (“Morphogenesis”), entered into an Agreement and Plan of Merger, dated as of May 22, 2023 (the “Merger Agreement”), pursuant to which, among other matters and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Morphogenesis, with Morphogenesis continuing as a wholly owned subsidiary of CohBar and the surviving corporation of the merger (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (a) each then-outstanding share of common stock, par value $0.001 per share, of Morphogenesis (the “Morphogenesis Common Stock”) (other than shares held in treasury and Dissenting Shares (as defined in the Merger Agreement)) will be converted into and become exchangeable for a number of shares of common stock, par value $0.001 per share, of CohBar (the “CohBar Common Stock”) calculated in accordance with the Merger Agreement (the “Exchange Ratio”), (b) each then-outstanding option to purchase Morphogenesis Common Stock will be assumed and converted by CohBar into an option to purchase shares of CohBar Common Stock, subject to certain adjustments as set forth in the Merger Agreement, and (c) each then-outstanding warrant to purchase shares of Morphogenesis Common Stock (the “Morphogenesis Warrants”) will be converted into and exchangeable for a warrant of like tenor entitling the holder to purchase shares of CohBar Common Stock, subject to certain adjustments as set forth in the Merger Agreement. In addition to the foregoing, the Merger Agreement provides that, at the closing of the Merger, the corporate name of CohBar will be changed to “TuHURA Biosciences, Inc.”

On a pro forma basis, including the Stock Dividend (as defined below) and, after taking into account the Financing (as defined and described below), pre-Merger Morphogenesis equityholders would own approximately 77% of the combined company, pre-Merger CohBar equityholders would own approximately 15% of the combined company, and the Investor (as defined below) would own approximately 9% of the combined company (excluding in each such case the effect of out-of-the-money options and warrants of CohBar that will remaining outstanding after the Merger). The Exchange Ratio will be equal to the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares, as those terms are defined and further described in the Merger Agreement, which has the effect and purpose of determining the number of shares to be issued to pre-Merger Morphogenesis stockholders (or issuable to pre-Merger Morphogenesis option and warrant holders in respect of such options and warrants) based on the relative valuations and fully-diluted shares of each of CohBar and Morphogenesis as of immediately prior to the closing of the Merger. For purposes of calculating the Exchange Ratio, (i) shares of CohBar Common Stock underlying CohBar stock options and warrants outstanding as of immediately prior to the closing of the Merger with an exercise price per share of less than or equal to $2.00 (subject to adjustment pursuant to the Merger Agreement) will be deemed to be outstanding and (ii) all shares of Morphogenesis Common Stock underlying outstanding Morphogenesis preferred stock, stock options, and warrants will be deemed to be outstanding.

In connection with the Merger, CohBar will seek the approval of its stockholders to, among other things, (a) issue shares of CohBar Common Stock issuable in connection with the Merger under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (b) if deemed advisable, amend CohBar’s amended and restated certificate of incorporation (i) to increase the number of authorized shares of CohBar Common Stock and/or (ii) to effect a reverse stock split of CohBar Common Stock, (c) elect the post-closing directors of CohBar as contemplated by the Merger Agreement and (d) approve a new equity compensation plan in a form approved by CohBar and Morphogenesis ((a), (b) and (c), collectively, the “Required CohBar Stockholder Proposals” and (a), (b), (c) and (d), collectively, the “CohBar Stockholder Matters”).

Each of CohBar and Morphogenesis has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) obtaining the requisite approval of its respective stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of its respective business during the period between the signing of the Merger Agreement and the closing of the Merger, (4) CohBar using commercially reasonable efforts to maintain the existing listing of the CohBar Common Stock on Nasdaq and cause the shares of CohBar Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger, and (5) CohBar filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of CohBar Common Stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by the requisite CohBar stockholders of the Required CohBar Stockholder Proposals, (2) adoption and approval by the requisite Morphogenesis stockholders of the Merger Agreement and the transactions contemplated thereby, (3) Nasdaq’s approval of the listing of the common stock of the combined company, (4) the effectiveness of the Registration Statement, (5) the Parent Closing Cash (as defined in the Merger Agreement) being no less than $4,000,000, (6) the number of shares of Morphogenesis Common Stock issuable upon the exercise of the Morphogenesis Warrants as of immediately prior to the Effective Time being not more than 30,000,000 shares of Morphogenesis Common Stock, and (7) the holders of at least 60% of Morphogenesis fully diluted shares executing Lock-Up Agreements (as defined below). Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights of each of CohBar and Morphogenesis. Upon termination of the Merger Agreement under specified circumstances, CohBar may be required to pay Morphogenesis a termination fee of $1 million or reimburse Morphogenesis’ expenses up to a maximum of $1.5 million, and Morphogenesis may be required to pay CohBar a termination fee of $3 million or reimburse CohBar’s expenses up to a maximum of $1.5 million.

At the effective time of the Merger (the “Effective Time”), the board of directors of CohBar (the “Board”) is expected to consist of seven members, five of whom will be designated by Morphogenesis and two of whom will be designated by CohBar. At the Effective Time, the officers of Morphogenesis as of immediately prior to the Effective Time will become the officers of CohBar.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, CohBar entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with K & V Investment Two, LLC, a Florida limited liability company (the “Investor”). Pursuant to the Stock Purchase Agreement, CohBar will issue, subject to adjustments contained in the Stock Purchase Agreement, 7,500,000 shares of CohBar Common Stock for an aggregate purchase price of $15 million (the “Financing”) immediately prior to the Effective Time (the “Initial Closing”). The consummation of the Financing is conditioned on the satisfaction or waiver of the conditions set forth in the Stock Purchase Agreement. In addition, pursuant to the Stock Purchase Agreement, CohBar has agreed to sell, at the election of the Investor within six months after the Initial Closing of the Financing and subject to the satisfaction or waiver of the conditions set forth in the Stock Purchase Agreement, an aggregate of 7,500,000 additional shares of CohBar Common Stock, subject to adjustments contained in the Stock Purchase Agreement, for an aggregate purchase price of up to $15 million at the same price per share as sold in connection with the Initial Closing.

The Financing is intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. The Investor has the intent to acquire the shares of CohBar Common Stock for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the shares of CohBar Common Stock issued in the Financing.

Registration Rights Agreement

At or prior to the Effective Time, pursuant to the Stock Purchase Agreement, CohBar will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor and certain former holders of the Morphogenesis Warrants (collectively, the “Holders”), pursuant to which CohBar will be required to prepare and file a resale registration statement with the SEC within 45 business days following the closing of the Merger to register the resale of shares of CohBar Common Stock issued in the Financing and issuable upon the exercise of CohBar warrants that are received by the Holders in the Merger (the “Filing Deadline”). CohBar will use its commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the resale registration statement).

Pursuant to the Registration Rights Agreement, CohBar will agree, among other things, to indemnify each of the Holders, and, among others, their respective officers, directors, agents, partners, members, managers, stockholders, affiliates and employees of each of them, from certain liabilities and to pay all fees and expenses (excluding any legal fees of the Holders, and any underwriting discounts and selling commissions) incident to CohBar’s performance of or compliance with its obligations under the Registration Rights Agreement.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Morphogenesis (solely in their respective capacities as Morphogenesis stockholders) have entered into support agreements with CohBar and Morphogenesis to vote all of their shares of Morphogenesis Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Morphogenesis Support Agreements”) and (ii) certain officers and directors of CohBar have entered into support agreements with CohBar and Morphogenesis to vote all of their shares of CohBar Common Stock in favor of the CohBar Stockholder Matters and against any alternative acquisition proposals (the “CohBar Support Agreements,” and, together with the Morphogenesis Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain stockholders of Morphogenesis representing approximately 36% of the fully-diluted Morphogenesis Common Stock have entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of CohBar Common Stock during the 180-day period following the closing of the Merger. In addition, under the Merger Agreement, CohBar and Morphogenesis will use reasonable best efforts to have each of the persons that will serve as directors and executive officers of CohBar after the closing of the Merger execute and deliver a Lock-Up Agreement prior to the closing of the Merger.

Contingent Value Rights Agreement

At or prior to the Effective Time, CohBar will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”), pursuant to which CohBar’s pre-Merger common stockholders and certain warrant holders of record as of the close of business on the business day immediately prior to the date of the closing of the Merger or such other date pursuant to the terms of the Merger Agreement (the “Record Date”) will receive one contingent value right (each, a “CVR”) for each outstanding share of CohBar Common Stock held by such stockholder (or, in the case of the warrants, each share of CohBar Common Stock for which such warrant is exercisable). The payment date for the CVRs will be three business days after the Effective Time, provided, that CohBar will make additional CVR distributions to certain CohBar warrant holders from time to time to the extent such warrant holders become entitled to the CVR in accordance with the terms of such warrants. Each CVR will entitle the holder thereof to receive certain cash payments from the net proceeds, if any, related to the disposition of CohBar’s legacy assets pursuant to any disposition agreement entered into within three years of the closing of the Merger.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any holders of CVRs will receive any payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting rights and will not represent any equity or ownership interest in CohBar or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

Stock Dividend

As contemplated by the Merger Agreement, CohBar will make a dividend to the holders of CohBar Common Stock as of the Record Date equal to approximately 3.3 shares of CohBar Common Stock per each share of CohBar Common Stock issued and outstanding as of the Record Date (the “Stock Dividend”). The payment date for the Stock Dividend is anticipated to be either immediately prior to or immediately after the Effective Time.

The preceding summaries of the Merger Agreement, the Stock Purchase Agreement, the Registration Rights Agreement, the Support Agreements, the Lock-Up Agreements and the CVR Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Stock Purchase Agreement, the form of Registration Rights Agreement, the form of Morphogenesis Support Agreement, the form of CohBar Support Agreement, the form of Lock-Up Agreement and the form of CVR Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Morphogenesis or CohBar or to modify or supplement any factual disclosures about CohBar in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Morphogenesis, CohBar and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Morphogenesis, CohBar or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 3.02  Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Employment Agreement Amendment

Effective May 22, 2023, the Board approved that certain Third Amendment to Executive Employment Agreement (the “Biunno Employment Agreement”), dated November 27, 2013, between CohBar and Jeffrey F. Biunno, as amended (the “Biunno Employment Agreement Amendment”). The Biunno Employment Agreement Amendment increases the aggregate gross amount of severance payable to Mr. Biunno upon a termination without Cause (as defined in the Biunno Employment Agreement) from 50% to 100% of his base salary. All other provisions in the Biunno Employment Agreement and its amendments are unchanged and remain in full force and effect.

The foregoing description of the Biunno Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Biunno Employment Agreement Amendment, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Retention Letter Agreements with Certain CohBar Executives

Effective May 22, 2023, the Board approved certain letter agreements with each of Joseph J. Sarret, M.D. (the “Sarret Letter Agreement”) and Mr. Biunno (the “Biunno Letter Agreement” and together with the Sarret Letter Agreement, the “Letter Agreements”). The Letter Agreements provide for payment of a retention bonus in the amount of $803,250 to Dr. Sarret and $393,300 to Mr. Biunno in exchange for, among other things, waiver by Dr. Sarret and Mr. Biunno of their entitlement to certain severance benefits. $114,750 was paid to Dr. Sarret upon execution of the Merger Agreement and $688,500 is payable to Dr. Sarret upon the earliest to occur of (a) termination of the Merger Agreement, (b) the closing of the Merger and (c) the End Date (as defined in the Merger Agreement); provided that Dr. Sarret has not terminated his employment with CohBar prior to such time. $393,300 was paid to Mr. Biunno upon execution of the Merger Agreement. Up to $345,000 of the bonus paid to Mr. Biunno will be required to be repaid to CohBar on a prorated basis in the event Mr. Biunno resigns from his employment with CohBar prior to the earliest to occur of (a) termination of the Merger Agreement, (b) the closing of the Merger and (c) the End Date.

The foregoing descriptions of the Letter Agreements do not purport to be complete and are qualified in their entirety by reference to the Letter Agreements, copies of which are filed as Exhibit 10.8 and Exhibit 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01  Other Events

On May 23, 2023, CohBar and Morphogenesis issued a press release announcing, among other things, the execution of the Merger Agreement and the Stock Purchase Agreement relating to the Financing. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Attached as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by CohBar and Morphogenesis in connection with the Merger, including the webcast described below.

CohBar plans to host a live webcast presentation to discuss the Merger as well as Morphogenesis’ platform at 8:30 am Eastern time on May 23, 2023. The live webcast presentation can be accessed at the Investors section of CohBar’s website at www.cohbar.com or by using the participant webcast link (https://event.webcasts.com/starthere.jsp?ei=1613809&tp_key=0d686dabae). A webcast of the presentation and associated slides will be available on the Investors section of CohBar’s website at www.cohbar.com and a replay will be archived for 90 days following the presentation. Attached as Exhibit 99.3 hereto and incorporated herein by reference is the transcript that will be used by CohBar and Morphogenesis in connection with the webcast.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

Additional Information About the Proposed Transaction for Investors and Stockholders

In connection with the proposed transaction between CohBar and Morphogenesis (the “Proposed Transaction”), CohBar intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a proxy statement/prospectus of CohBar. This Current Report on Form 8-K is not a substitute for the registration statement or for any other document that CohBar may file with the SEC in connection with the Proposed Transaction. COHBAR URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COHBAR, MORPHOGENESIS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by CohBar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that CohBar communicates with investors and the public using its website (www.cohbar.com), the investor relations website (https://cohbar.com/investors) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by CohBar with the SEC, and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Proposed Transaction.

Participants in the Solicitation

CohBar, Morphogenesis and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Proposed Transaction. Information about CohBar’s directors and executive officers including a description of their interests in CohBar is included in CohBar’s most recent Annual Report on Form 10-K (as amended), including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the Proposed Transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on CohBar’s current beliefs, expectations and assumptions regarding the future of CohBar’s business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding CohBar’s or Morphogenesis’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Proposed Transaction and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs, in particular with respect to Morphogenesis’ IFx-Hu2.0 product candidate, its IFx-Hu3.0 preclinical program, and its TME modulators development program, and any developments or results in connection therewith; the anticipated timing of the results from those studies and trials; expectations regarding the use of capital resources, including the net proceeds from the concurrent financing, and the time period over which the combined company’s capital resources will be sufficient to fund its anticipated operations; and the expected trading of the combined company’s stock on the Nasdaq Capital Market. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include:  the risk that the conditions to the closing or consummation of the Proposed Transaction are not satisfied, including the failure to obtain stockholder approval for the Proposed Transaction; the risk that the concurrent financing is not completed in a timely manner or at all; uncertainties as to the timing of the consummation of the Proposed Transaction and the ability of each of CohBar and Morphogenesis to consummate the transactions contemplated by the Proposed Transaction; risks related to CohBar’s and Morphogenesis’ ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Transaction, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Proposed Transaction by either company; the effect of the announcement or pendency of the Proposed Transaction on CohBar’s or Morphogenesis’ business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against CohBar, Morphogenesis, or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability of CohBar or Morphogenesis to protect their respective intellectual property rights; competitive responses to the Proposed Transaction; unexpected costs, charges or expenses resulting from the Proposed Transaction; legislative, regulatory, political and economic developments; and additional risks described in the “Risk Factors” section of CohBar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in CohBar’s registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian authorities, which are available on CohBar’s website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that CohBar’s actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this Current Report on Form 8-K are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 22, 2023, by and among CohBar, Inc., Chimera MergeCo, Inc. and Morphogenesis, Inc. (1)

10.1	Stock Purchase Agreement, dated May 22, 2023, by and between CohBar, Inc. and K & V Investment Two, LLC (2)

10.2	Form of Registration Rights Agreement

10.3	Form of Morphogenesis Support Agreement

10.4	Form of CohBar Support Agreement

10.5	Form of Lock-Up Agreement

10.6	Form of Contingent Value Rights Agreement

10.7	Third Amendment, dated May 22, 2023, to Executive Employment Agreement, dated as of November 27, 2013, between CohBar, Inc. and Jeffrey F. Biunno, as amended

10.8	Letter Agreement, dated May 22, 2023, between Joseph J. Sarret and CohBar, Inc.

10.9	Letter Agreement, dated May 22, 2023, between Jeffrey F. Biunno and CohBar, Inc.

99.1	Joint Press Release of CohBar, Inc. and Morphogenesis, Inc., dated May 23, 2023

99.2	Investor Presentation, dated May 23, 2023

99.3	Conference Call Transcript, dated May 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(1)	Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. CohBar agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that CohBar may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(2)	Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. CohBar agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that CohBar may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.

Date: May 23, 2023	By:	/s/ Jeffrey F. Biunno
	Name:	Jeffrey F. Biunno
	Title:	Chief Financial Officer